Frequently Asked Questions

Tecogen Chillers for Artificial Intelligence (AI) Data Centers

We believe that it is only a matter of time before Tecogen gains traction in the data center cooling market. For the last 20 years, utilities in the US have had excess power. Now, as Artificial Intelligence (AI) data centers are racing to expand, there is a power shortage.

A large data center developer told us they were buying 80 electric chillers every 6 weeks (700 chillers a year). If this developer used Tecogen’s chillers, they could have 230 Megawatts of additional power for AI chips.

This is because cooling systems are designed for the worst case - hottest day and full AI load. As a result, 30% or more of a data center’s power is allocated to electric chillers. This means less power for AI chips.

Tecogen’s chillers run on natural gas. If a data center uses natural gas for cooling, there will be 30% more power for AI chips, which will directly increase revenue and profitability.

Tecochill is the ace in the hole for data center owners.

The following summarizes answers to some of the frequently asked questions regarding Tecogen’s chillers in AI data centers including:

•Why use Tecogen’s chillers in a data center?
•How many Tecogen chillers per data center?
•How do we plan to close bigger projects?
•Why are our chillers unique?

Why use Tecogen’s chillers in a data center?

Every 100MW data center could be a 130MW data center if they use Tecogen chillers.

Case 1 – Utility Power + Tecochill

In many cases, the data center has some utility power but could always use more. Limited power means limited revenue.

The data center owner has three options:

1.Make the data center smaller but this means lower revenue.
2.Build a small power plant and buy an electric chiller.
3.Buy Tecochill - no power plant needed so the payback is compelling.

Tecochill is also simple to install. We have seen multiple chiller projects installed in 6 months or less, while a similar sized power project can take a year or more.

Case 2 – Off-grid + Tecochill

In other cases, the data center is off-grid and has its own power plant. These are usually projects greater than 100MW.

In AI data centers, the chips can spike to full power multiple times a minute. This means cooling also needs to keep up.

Therefore, these data centers use a mix of chillers.

•Baseload chillers run at steady load, sometimes driven by steam from the power plant.
•Peaking chillers, usually electric, ramp up and down to handle spikes in cooling.

These peaking electric chillers rob the data center of available power for IT. Using Tecochill natural gas chillers means more power for IT.

If the power plant uses gas turbines, cooling the air entering the turbine with a Tecochill can also increase power plant efficiency by 15% or more.

Case 3 – Retrofit of existing data centers

Tecogen’s chillers can also be used to retrofit existing data centers. As the race to add new data centers heats up, upgrading existing data centers is attractive as it reduces construction time. However, many existing data centers were originally built for cloud storage so they may not have sufficient power for the latest AI chips. Tecochill can be used to free up power, allowing for a successful retrofit.

How many Tecogen chillers per data center?

A 100 MW data center using AI chips needs 30,000 tons of cooling – which would require 100 Tecochill dual power source chillers or 60 Tecochill DTx chillers.

According to CBRE’s H1 2025 data center report, there is presently 5,242 Megawatts of AI data center capacity in construction.

How we plan to close bigger projects?
We believe the barrier to sales today is perceived risk. The decision-maker needs to feel comfortable buying our natural gas chillers instead of buying electric chillers from larger manufacturers.

Addressing perceived technology risk

Our Vertiv partnership has given us instant credibility with potential customers.

The next step is a proof-of-concept project. We started working on small projects last year. We expect these to close in H2 2025. The first LOI has already come through and will hopefully become a PO later this year.

We have also quoted other projects such as modular data centers. In these applications, the customer can assess our chillers with limited risk.

Then we can secure a bigger project such as a 50MW or a 100MW data center.

We see new leads every week. Many have compelling reasons to choose Tecochill over the other options.

Faster schedules to secure orders

Data center owners choose vendors who cut construction time.

This is why we designed the dual power source chiller as a self-contained unit. It can be installed on a roof or outside a data center with minimal piping.

This helps the developer cut design and on-site construction time.

To cut delivery time and improve factory output we are:

•negotiating with contract manufacturers to build sheet metal assemblies to reduce time on our factory floor, and
•adding test cells and more assembly areas to increase the number of chillers we can build per year.

Why are our chillers unique?

If Tecochill can gain traction in the market, we will have a long runway of projects because Tecochill is hard to replicate.

Refined in grueling conditions

•20 million hours of chiller operation.
•Many critical cooling sites with no backup.
•One chiller has run 145,000 hours as the only source of cooling at an ice rink in NY.
•Experience in stringent emissions zones such as CA where our equipment can be tested at any time without warning.

Patented technologies

Our engine emissions are comparable to fuel cells with our patented Ultera system. Our hybrid chiller uses patented controls to manage power between engine and grid.

A support system and 30 years of engine expertise

But technology alone is not enough. Many engines run 24/7, equivalent to half a million miles a year. To do this reliably requires a complex support system: trained service technicians, a robust supply chain, inventory of parts and 30 years of in-house engine expertise.  Therefore, competitors will find it difficult to replicate what we do.

Cautionary Note Regarding Forward-Looking Statements
The foregoing information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws that involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," “seek,” "could," "likely," "may," “pro forma,” “anticipate,” “continue,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. All statements, other than statements of historical fact included in this FAQ regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our Form 8-K, under "Risk Factors," among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

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